Exhibit 10.10

CONFORMIS, INC.

STOCK PURCHASE AGREEMENT

1.                                      Optionee:

2.                                      Effective Date:

3.                                      Exercise Price:  $                     per share

4.                                      Purchased Shares:                       shares of Common Stock

5.                                      Grant Date of Option:

6.                                      Exercise of Option.

(a)                                 Exercise.  Optionee hereby purchases the Purchased Shares at the Exercise Price pursuant to the exercise of that certain option (the “Option”) granted to Optionee as of the Grant Date pursuant to the 2011 Stock Option/Stock Issuance Plan (the “Plan”) of ConforMIS, Inc., a Delaware corporation (the “Company”).

(b)                                 Payment.  Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the aggregate Exercise Price for all of the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.  If any of the Purchased Shares are Unvested Shares, the Optionee has shall also deliver to the Company a duly-executed blank Assignment Separate from Certificate in the form satisfactory to the Company.

(c)                                  Stockholder Rights.  Until such time as the Company exercises the Repurchase Right or the First Refusal Right, Optionee (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions imposed by this Agreement.

7.                                      Securities Law Compliance.

(a)                                 Restricted Securities.  The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act or SEC Rule 504, 505, 506 or 701.  Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

(b)                                 Restrictions on Disposition of Purchased Shares.

(i)                                     Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(A)                               Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(B)                               Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(C)                               Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (1) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (2) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

(ii)                                  The Company shall not be required (A) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (B) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

(c)                                  Restrictive Legends.  The stock certificates representing the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

THE SECURITIES REPRESENTED HEREBY (I) ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION WITH RESPECT TO THE TRANSFER OF SUCH SECURITIES AND (II) MAY BE SUBJECT TO A RIGHT TO REPURCHASE SUCH SECURITIES UNDER CERTAIN CIRCUMSTANCES, PURSUANT TO AN AGREEMENT BY AND BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER OF SUCH SECURITIES.  A COPY OF

THAT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT UNDER THE ACT FOR AN OFFERING OF THE CORPORATION’S SECURITIES PURSUANT TO AN AGREEMENT BY AND BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER OF SUCH SECURITIES.  A COPY OF THAT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(d)                                 Representations, Warranties, Covenants, and Acknowledgments of Optionee.  The Optionee hereby represents, warrants, covenants, acknowledges, and agrees that:

(i)                                     Investment.  Optionee is acquiring the Purchased Shares for Optionee’s own account, and not for the account of any other person.  Optionee is acquiring the Purchased Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(ii)                                  Business Experience.  Optionee is capable of evaluating the merits and risks of Optionee’s investment in the Company evidenced by the purchase of the Purchased Shares.

(iii)                               Relation to Company.  Optionee is presently an officer, director, or employee of, or independent contractor to, the Company and in such capacity has become personally familiar with the business, affairs, financial condition, and results of operations of the Company.

(iv)                              Access to Information.  Optionee has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company.  Optionee has had access to such financial and other information as is necessary in order for Optionee to make a fully informed decision as to investment in the Company by way of purchase of the Purchased Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Optionee has had access.  Optionee acknowledges that all financial information concerning the Company that has been or will be provided to Optionee is confidential and proprietary information of the Company and is subject to the obligation of confidentiality and other restrictions and limitations and use and disclosure.

(v)                         Speculative Investment.  Optionee’s investment in the Company represented by the Purchased Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part.  The amount of such investment is within Optionee’s risk capital means and is not so great in relation to Optionee’s total financial resources as would jeopardize the personal financial needs of Optionee or Optionee’s family in the event such investment were lost in whole or in part.

(vi)                              Public Trading.  None of the Company’s securities is presently publicly traded, and the Company has made no representation, covenant, or agreement as to whether there will be a public market for any of its securities.

(vii)                           Tax Advice.  The Company has not made, and does not pursuant to this Agreement make, any warranties or representations to Optionee with respect to the income tax consequences of the transactions contemplated by this Agreement and Optionee is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

8.                                      Transfer Restrictions.

(a)                                 Restriction on Transfer.  Except for any Permitted Transfer, (i) Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Unvested Shares and (ii) Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Vested Shares in contravention of the First Refusal Right, the Market Stand-Off or the transfer restrictions set forth in Section 7.

(b)                                 Transferee Obligations.  Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right (if applicable), (ii) the First Refusal Right, (iii) the Market Stand-Off and (iv) the transfer restrictions set forth in Section 7, to the same extent such shares would be so subject if retained by Optionee.

(c)                                  Market Stand-Off.

(i)                                     In connection with the Company’s initial public offering and any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act within two years after the effective date of the Company’s initial public offering, Owner shall not sell, make any short sale of, hedge with, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Vested Shares without the prior written consent of the Company or its underwriters (the “Market Stand-Off”).  The Market Stand-Off shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that such period shall not exceed 180 days.

(ii)                                  Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to Vested Shares shall be immediately subject to the Market Stand-Off.

(iii)                               In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to Vested Shares until the end of the applicable stand-off period.

9.                                      Repurchase Right.

(a)                                 Grant.  The Company shall have the right (the “Repurchase Right”) to repurchase, at the Repurchase Price, any or all of the Purchased Shares which are Unvested Shares at the time Optionee ceases to provide Service to the Company.

(b)                                 Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares at any time during the 90 day period following the date Optionee ceases for any reason to provide Service to the Company or (if later) during the 90 day period following the execution date of this Agreement.  The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid, and the date on which the repurchase is to be effected, such date to be not more than 90 days following the execution date of this Agreement.  The stock certificates representing the Unvested Shares to be repurchased shall be delivered to the Company on the closing date specified for the repurchase.  Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the aggregate Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

(c)                                  Termination of the Repurchase Right.  The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 9(b).  In addition, the Repurchase Right shall terminate and cease to be exercisable as and when the Purchased Shares become Vested Shares.  All Vested Shares shall, however, continue to be subject to (i) the First Refusal Right, (ii) the Market Stand Off and (iii) the transfer restrictions set forth in Sections 7 and 8.

(d)                                 Aggregate Vesting Limitation.  If the Option is exercised in more than one increment so that Optionee is a party to other stock purchase agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

(e)                                  Recapitalization.  Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder.  Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Unvested Shares subject to this Agreement.  In addition, for purposes of determining the Repurchase Price, appropriate adjustments shall be made to the Exercise Price in order to reflect the effect of any such

Recapitalization upon the Company’s capital structure; provided, however, that the aggregate Exercise Price shall remain the same.

(f)                                   Change of Control.

(i)                                     The Repurchase Right shall automatically terminate in its entirety, and all Unvested Shares shall become Vested Shares, upon the consummation of a Change of Control in accordance with Article Two, Section III of the Plan, or as otherwise set forth in the Grant Notice.

(ii)                                  To the extent the Repurchase Right remains in effect following a Change of Control, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Unvested Shares in consummation of the Change of Control.  For purposes of determining the Repurchase Price, appropriate adjustments shall be made to the Exercise Price to reflect the effect (if any) of the Change of Control upon the Company’s capital structure; provided, however, that the aggregate Exercise Price shall remain the same.  The new securities or other property (including any cash payments) issued or distributed with respect to the Unvested Shares in consummation of the Change of Control shall be immediately deposited in escrow with the Company (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the Vesting Schedule.

10.                               Right of First Refusal.

(a)                                 Grant.  The Company shall have the right of first refusal (the “First Refusal Right”) exercisable in connection with any proposed transfer of Vested Shares.  For purposes of this Section 10, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of Vested Shares intended to be made by Owner, but shall not include any Permitted Transfer.

(b)                                 Notice of Intended Disposition.  In the event any Owner of Vested Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (Vested Shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Owner shall promptly (i) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 7 and 8.

(c)                          Exercise of the First Refusal Right.  The Company shall have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents.  Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the 25th day following the Company’s receipt of the Disposition Notice.  The Company shall effect the repurchase of such shares, including payment of the purchase price, not more than 10 business days after delivery of the Exercise Notice; and at such time the stock certificates representing the Target Shares shall be delivered to the Company.  If less than all of the Target Shares are purchased, the Company shall issue a new stock certificate to the Owner representing the remaining Target Shares.  Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.  If Owner and the Company cannot agree on such cash value within 10 days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within 20 days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.  Owner and the Company shall share the cost of such appraisal equally.  The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such valuation shall have been made.

(d)                                 Non-Exercise of the First Refusal Right.  In the event the Exercise Notice is not given to Owner prior to the expiration of the 25 day exercise period or the Company does not purchase all of the Target Shares, Owner shall have a period of 30 days thereafter in which to sell or otherwise dispose of the Target Shares (or portion thereof not purchased by the Company) to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 7 and 8.  The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Sections 7 and 8, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Sections 7 and 8.  In the event Owner does not effect such sale or disposition of the Target Shares within the specified 30 day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

(e)                                  Recapitalization/Reorganization.

(i)                                     Any new, substituted or additional securities or other property that is by reason of any Recapitalization distributed with respect to Vested Shares shall be immediately subject to the First Refusal Right.

(ii)                                  In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for Vested Shares in consummation of the Reorganization and shall apply to the remaining Unvested Shares as and when they become Vested Shares.

(f)                                   Lapse.  The First Refusal Right shall lapse upon the earlier to occur of (i) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least $20,000,000 or (ii) the acquisition of the Company by an entity that is traded on a stock exchange or the Nasdaq Stock Market.

11.                               Special Tax Election.

The acquisition of Purchased Shares that are Unvested Shares as of the Effective Date of this Agreement may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b).  Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement.  Optionee will consult with his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.  Optionee will also consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election.  Optionee acknowledges that it is Optionee’s sole responsibility, and not the Company’s responsibility, to file a timely election under Code Section 83(b), even if Optionee requests the Company or its representatives to make this filing on his or her behalf.

12.                               General Provisions.

(a)                                 Assignment.  The Company may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Plan Administrator, including (without limitation) one or more stockholders of the Company.

(b)                                 At-Will Employment.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service to the Company at any time for any reason, with or without cause.

(c)                                  Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature on the signature page to this Agreement.  All notices shall be deemed effective upon personal delivery or on the third day following deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

(d)                                 No Waiver.  The failure of the Company in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e)                                  Cancellation of Shares.  If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the stock certificates therefor have been delivered as required by this Agreement.

(f)                                   Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction.

(g)                                  Arbitration.  Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Middlesex County, Massachusetts in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 12(g) shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration.  The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 12(c) shall be valid and sufficient.

(h)                                 Optionee Undertaking.  Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

(i)                                     Construction.  The Plan is incorporated herein by reference.  In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

(j)                                    Counterparts and Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

(k)                                 Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(l)                                     Definitions.  All capitalized terms used in this Agreement shall have the meanings set forth in the Plan or as follows:

(i)                                     “Agreement” shall mean this Stock Purchase Agreement.

(ii)                                  “Disposition Notice” shall have the meaning assigned to such term in Section 10(b).

(iii)                               “Effective Date” shall means the effective date of this Agreement as set forth in Section 2.

(iv)                              “Exercise Price” shall mean the exercise price per share of the Purchased Shares set forth in Section 3.

(v)                                 “First Refusal Right” shall mean the right granted to the Company in accordance with Section 10.

(vi)                              “Grant Date” shall mean the original grant date of the Option as set forth in Section 2 of the Grant Notice and Section 5 hereof.

(vii)                           “Grant Notice” shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

(viii)                        “Market Stand-Off” shall mean the market stand-off restriction specified in Section 8(c).

(ix)                              “1933 Act” shall mean the Securities Act of 1933, as amended.

(x)                                 “Option” shall have the meaning assigned to such term in Section 6(a).

(xi)                              “Option Agreement” shall mean the Notice, the Plan and any other agreements or documents evidencing the Option.

(xii)                           “Option Shares” shall mean the shares of Common Stock subject to the Option.

(xiii)                        “Optionee” shall mean the person to whom the Option is granted under the Plan.

(xiv)                       “Owner” shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

(xv)                          “Permitted Transfer” shall mean (i) a transfer of the Purchased Shares to one or more members of Optionee’s family (as defined in Rule 701 promulgated by the SEC) or to a trust established for the benefit of one or more family members or to Optionee’s former spouse pursuant to a domestic relations order, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

(xvi)                       “Prior Purchase Agreement” shall have the meaning assigned to such term in Section 9(d).

(xvii)                    “Purchased Shares” shall mean the number of shares of Common Stock purchased upon exercise of the Option pursuant to this Agreement as specified in Section 4.

(xviii)                 “Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

(xix)                       “Reorganization” shall mean any of the following transactions:

(A)                               a merger or consolidation in which the Company is not the surviving entity;

(B)                               a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(C)                               a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(D)                               any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

(xx)                          “Repurchase Price” shall mean the lower of (A) the Exercise Price per share or (B) the Fair Market Value per share of Common Stock on the date Optionee ceases to provide Service to the Company.

(xxi)                       “Repurchase Right” shall have the meaning set forth in Section 9(a).

(xxii)                    “SEC” shall mean the United States Securities and Exchange Commission.

(xxiii)                 “Target Shares” shall have the meaning assigned to such term in Section 10(b).

(xxiv)                “Vesting Schedule” shall mean the vesting schedule specified in the Grant Notice.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the Effective Date.

CONFORMIS, INC.
A Delaware corporation

By:

Name:

Title:

OPTIONEE

By:

Name:

Address:

Email:

Telephone:

Facsimile:

SPOUSAL CONSENT

Optionee’s spouse indicates by execution of this Stock Purchase Agreement such spouse’s consent to be bound by the terms thereof as to such spouse’s interests, whether as community property or otherwise, if any, in the Purchased Shares.

Optionee’s Spouse (if applicable)
[Please mark “N/A” if not applicable